SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   July 1, 2001

FORTIS BENEFITS INSURANCE COMPANY
(Exact Name of Registrant
as Specified in Charter)

Minnesota	33-46620	81-0170040

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

576 Bielenberg Drive, Woodbury, MN	55125

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 738-4000

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

     Effective as of July 1, 2001, Fortis Benefits Insurance Company, a Minnesota insurance company (the “Registrant” or “FBIC”), completed a merger in which Pierce National Life Insurance Company, a California insurance company (“PNL”), merged with and into FBIC (the “Merger”). Immediately prior to the Merger, both FBIC and PNL were indirect wholly owned subsidiaries of Fortis, Inc., a Nevada corporation and a holding company for certain insurance companies in the United States. The Merger was completed as part of an internal reorganization being effected by Fortis, Inc. with respect to certain of its life and health insurance companies.

     As of March 31, 2001, PNL had assets of approximately $811,889,000, liabilities of approximately $731,010,000, and statutory surplus of approximately $80,879,000. The insurance regulatory authorities of the States of California and Minnesota approved the transaction.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIS BENEFITS INSURANCE COMPANY

	By:	/s/ Larry Cains

Name: Larry Cains
Title: Treasurer

Dated: July 13, 2001